SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K (Amendment No. 1)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2007

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD

On February 1, 2007, Simmons Company will be presenting to potential lenders under the announced parent loan.  The presentation includes pro forma adjusted EBITDA for the last twelve months ended September 30, 2006.  The following table provides a reconciliation of the pro forma net sales and adjusted EBITDA for the last twelve months ended September 30, 2006:

	Nine Months	Year Ended	Year Ended	Last Twelve Months
	September 24, 2005	December 31, 2005	September 30, 2006	September 30, 2006
	($ in millions)

Pro Forma Net Sales	$679.0	$896.6	$781.4	$999.0

Adjusted EBITDA:
Net income	$2.9	$3.3	$50.4	$50.9
Interest, taxes depreciation and
amortization	74.2	101.0	107.5	134.3
EBITDA	77.1	104.3	157.9	185.2

Gain on sale of SCUSA	-	-	(43.8)	(43.8)
Non-recurring reorg/operations charges	4.3	6.5	1.5	3.7
Management fees and other	1.7	2.8	2.2	3.3
Management severance	0.1	0.1	0.9	0.9
Non-cash stock compensation/ESOP	-	-	0.5	0.5
Transaction expenses	0.2	0.6	0.6	0.9
Adjusted EBITDA	$83.4	$114.3	$119.7	$150.7

Pro Forma adjustments:

Adjustments to include Simmons Canada Operations with synergies including sourcing savings and redundant public company expenses				17.3

Adjustment to eliminate SCUSA operations				(7.6)

Adjustment to give full year effect of savings generated from new dealer agreement executed in connection with the sale of SCUSA				3.7
Proforma Adjusted EBITDA				$164.0

Item 8.01. Other Events.

On February 1, 2007, Simmons Company announced a series of transactions in which Simmons Holdco, Inc. (“Simmons Holdco”), a newly formed company that will become the new parent of Simmons Company following these transactions, expects to enter into a credit agreement with Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as arrangers, and other lenders to be named in the credit agreement, providing for a $275,000,000 aggregate principal amount senior unsecured term loan (the “Loan”).

In connection with the Loan, Simmons Company will engage in a reorganization transaction pursuant to which Simmons Company will merge with a newly formed subsidiary of Simmons Holdco, with Simmons Company as the surviving corporation (the “Merger”). Holders of common stock of Simmons Company will receive in the Merger stock of Simmons Holdco and certain stockholders will also receive cash. Following the Merger, Simmons Company will be a wholly owned subsidiary of Simmons Holdco.

It is anticipated that Simmons Holdco will use the net proceeds from the Loan to pay transaction expenses and cash consideration to certain stockholders of Simmons Company in connection with the Merger.

A copy of the press release issued announcing the Loan is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated as of February 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date: February 1, 2007

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